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                                                                     EXHIBIT 3.1





                          FOURTH AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF




                                 BIOFIELD CORP.



                                     under



                      The Delaware General Corporation Law
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                          FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 BIOFIELD CORP.




         Biofield Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Biofield Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 15, 1992.

         2. On May 7, 1993, the Corporation filed an Amended and Restated Certificate of Incorporation.

         3. On November 3, 1993, the Corporation filed a Second Amended and Restated Certificate of Incorporation.

         4. On March 1, 1994, the Corporation filed a Third Amended and Restated Certificate of Incorporation.

         5. This Fourth Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation. This Fourth Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the directors of the Corporation in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL") and majority written consent of the





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stockholders of this Corporation in accordance with Section 228 of the DGCL.
In accordance with Section 228 of the DGCL, notice of such majority written consent has been given to all stockholders who did not consent to the actions taken thereby.

         6. The text of the Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as follows:

         FIRST.  The name of the Corporation is BIOFIELD CORP.

         SECOND. The address, including street, number, city and county of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is thirty-seven million (37,000,000) shares, par value of $.001 per share, consisting of twenty-five million (25,000,000) shares of Common Stock, par value $.001 per share; and twelve million (12,000,000) shares of Preferred Stock, par value $.001 per share. Such Preferred Stock shall consist of two million three hundred fifty thousand (2,350,000) shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"); five hundred thousand (500,000) shares of Series B





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Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred
Stock"); four million one hundred thousand (4,100,000) shares of Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"); two million seven hundred fifty thousand (2,750,000) shares of Series
D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock"); and two million three hundred thousand (2,300,000) shares of such Preferred Stock, par value $.001 per share, as may be established by the Board of Directors pursuant to Article FIFTH hereof, subject to the protective provisions of Paragraph 5 of Article FOURTH hereof. (The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the
Series D Preferred Stock are hereinafter collectively referred to as the "Series Preferred Stock.")

         1.      Dividend Provisions.

                 The holders of shares of the Common Stock and the holders of shares of Series Preferred Stock shall be entitled to dividends when and as declared by the Board of Directors; provided, however, that holders of Series Preferred Stock shall be entitled to receive dividends equivalent on a per share basis to any dividends received by the holders of Common Stock or any series of Preferred Stock ranking pari passu or junior to the Series Preferred Stock, based upon the number of full shares of Common Stock into which such shares of Series Preferred Stock could be converted pursuant to the provisions of Paragraph 3 hereof, at the record date for the determination of shareholders entitled to such





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dividends.  The Series A Preferred Stock, the Series B Preferred Stock, the
Series C Preferred Stock and the Series D Preferred Stock shall rank pari passu with each other in respect of dividends.

         2.      Liquidation Preference.

                 (a)      Series Preferred Stock.

                          (i)     In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary (collectively, a "Liquidation"), each of the holders of the Series Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to holders of Common Stock or Preferred Stock ranking junior to the Series Preferred Stock, an amount per share as follows: holders of Series Preferred Stock shall be entitled to receive an amount of cash and/or property (which may include securities) equal to the sum of the Series Liquidation Value (as defined below) for each outstanding share of Series Preferred Stock, and all declared but unpaid dividends per share, and no more. If upon any such Liquidation, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise





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be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The holders of the Series Preferred Stock shall each be given at least ten (10) business days prior written notice of any such Liquidation during which period such holders may exercise the conversion rights under Paragraph 3 hereof. If such notice is not given or is not feasible, the holders of the Series Preferred Stock shall be entitled to receive the amount that such holders would have received had their shares been converted immediately prior to Liquidation if such amount is greater than the amount payable under the first sentence of this subsection. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall rank on liquidation on a parity with each other.

                          (ii)    For purposes of this Fourth Amended and
Restated Certificate of Incorporation, the term "Series Liquidation Value" means (a) Four Dollars and Fifty Cents ($4.50), in the case of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and (b) Six Dollars ($6.00), in the case of Series D Preferred Stock.

                 (b) Common Stock. In the event of any Liquidation of the Corporation, if there are any assets remaining available for distribution after the distribution provided for above to the holders of Series Preferred Stock, the holders of Common Stock shall be entitled to receive pro rata the entire remaining assets of the Corporation legally available for distribution.





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                 (c)      Consolidation, Merger or Sale of the Corporation.  A
consolidation or merger of the Corporation with or into any other corporation or corporations (other than a consolidation or merger in which the Corporation is the continuing corporation), or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of (collectively, a "Sale of the Corporation"), shall be deemed to be a Liquidation within the meaning of this Paragraph 2.

         3.      Conversion.

                 (a) No holder of Common Stock shall have the right to convert such shares into any other class of stock of the Corporation.

                 (b) Each of the holders of the Series Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          (i)     Right to Convert.  Each share of the Series
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series Liquidation Value plus all declared but unpaid dividends per share on the date of conversion, by the conversion price at the time in effect for such shares. The initial conversion price for the Series A Preferred Stock (the





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"Series A Conversion Price") shall be Four Dollars and Fifty Cents ($4.50) per share, the initial conversion price for the Series B Preferred Stock (the "Series B Conversion Price") shall be Four Dollars and Fifty Cents ($4.50) per share, the initial conversion price for the Series C Preferred Stock (the "Series C Conversion Price") shall be Four Dollars and Fifty Cents ($4.50) per share and the initial conversion price for the Series D Preferred Stock (the "Series D Conversion Price") shall be Six Dollars ($6.00) per share, provided, however, that the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall be subject to adjustment as set forth in this Paragraph 3(b).

                          (ii)    Mechanics of Conversion.  Before any holder
of Series Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be





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deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                          (iii)   Conversion Price Adjustments of Series
Preferred Stock. As used in this Subsection, "Employee Shares" shall mean up to 3,000,000 shares of Common Stock issued or issuable to employees, officers, directors and consultants of the Corporation pursuant to stock purchase or stock option plans or arrangements, or both, approved by the Board of Directors; "Warrant Shares" shall mean (i) shares of Common Stock issuable upon exercise of (A) those warrants (including up to 155,556 shares of Common Stock issuable upon exercise of such warrants) issued or issuable to Musket Research Associates, Inc., or other selected dealers, in connection with the sale of the Series C Securities (as defined below), (B) those warrants (including up to 211,989 shares of Common Stock issuable upon exercise of such warrants) issued to Oppenheimer & Co., Inc. in connection with a private placement of the Series A Preferred Stock, (C) those warrants (including up to 5,800 shares of Common Stock issuable upon exercise of such warrants) issued to Craig & Associates, Inc. in connection with a private placement of the Series B Preferred Stock,
(D) those warrants (including up to 46,625 shares of Common Stock issuable upon exercise of such warrants) issued to various selected dealers in connection with a private





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placement of Common Stock, and (ii) shares of Preferred Stock and Common Stock issuable upon exercise of those warrants (the "Warrants") issued or issuable to GS Capital Partners, L.P. ("GSCP") and certain other investors in connection with a private placement of the Series C Securities (as defined below) (the Warrants to purchase Preferred Stock are referred to as the "Preferred Stock Warrants"); "Series C Securities" shall mean the securities issued or issuable to GSCP and certain other investors at a price of $4.50 per unit, with each such unit consisting of (i) one share of Series C Preferred Stock, (ii) one-half of a warrant (a "$6.00 Warrant") to purchase a share of Series D Preferred Stock at an initial exercise price of $6.00 per warrant, (iii) one-half of a warrant (an "Adjustable Warrant") to purchase one share of Series D Preferred Stock at an initial exercise price of $6.00 per warrant or, upon the occurrence of certain events, one share of Series C Preferred Stock at an initial exercise price of $4.50 per warrant, and (iv) the right, upon the occurrence of certain events to receive, for no additional consideration, one-quarter of a warrant (an "Additional Warrant") to purchase one share of Common Stock at an initial exercise price of $4.50 per warrant. The number of Employee Shares and Warrant Shares shall, generally, be subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares. Except in the case of the issuance of the Series C Securities, Employee Shares, Warrant Shares and shares issued upon conversion of Series Preferred Stock (in which event the provisions of this Paragraph 3(b) shall not apply),





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the Series A Conversion Price, the Series B Conversion Price, the Series C
Conversion Price and the Series D Conversion Price shall be subject to adjustment from time to time as follows:

                                  (1)      In the event the Corporation should
at any time or from time to time after the date of filing of this Amended and Restated Certificate of Incorporation (the "Filing Date") fix a record date for
(x) the effectuation of a subdivision (by any stock split or otherwise) of the outstanding shares of Common Stock or (y) the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or exercisable for, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents, including the additional shares of Common Stock issuable upon conversion or exercise thereof, then, as of such record date (or the date of such dividend, distribution, split, subdivision or determination if no record date is fixed),
(i) the Series A Conversion Price shall be appropriately decreased to an amount equal to the Series A Conversion Price in effect on the record date (or the date of such dividend, distribution, split, subdivision or determination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before the dividend, subdivision,





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distribution or split and the denominator of which shall be the number of shares of Common Stock outstanding after the dividend, subdivision, distribution or split (assuming the exercise or conversion of all Common Stock Equivalents issued or issuable pursuant to such dividend, subdivision, distribution or split), (ii) the Series B Conversion Price shall be appropriately decreased to an amount equal to the Series B Conversion Price in effect on the record date (or the date of such dividend, distribution, split, subdivision or determination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before the dividend, subdivision, distribution or split and the denominator of which shall be the number of shares of Common Stock outstanding after the dividend, subdivision, distribution or split (assuming the exercise or conversion of all Common Stock Equivalents issued or issuable pursuant to such dividend, subdivision, distribution or split), (iii) the Series C Conversion Price shall be appropriately decreased to an amount equal to the Series C Conversion Price in effect on the record date (or the date of such dividend, distribution, split, subdivision or determination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before the dividend, subdivision, distribution or split and the denominator of which shall be the number of shares of Common Stock outstanding after the dividend, subdivision, distribution or split (assuming the exercise or conversion of all Common Stock Equivalents issued or issuable pursuant to such





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dividend, subdivision, distribution or split) and (iv) the Series D Conversion
Price shall be appropriately decreased to an amount equal to the Series D Conversion Price in effect on the record date (or the date of such dividend, distribution, split, subdivision or determination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before the dividend, subdivision, distribution or split and the denominator of which shall be the number of shares of Common Stock outstanding after the dividend, subdivision, distribution or split (assuming the exercise or conversion of all Common Stock Equivalents issued or issuable pursuant to such dividend, subdivision, distribution or split).

                                  (2)      In the event the Corporation should
at any time, or from time to time, after the Filing Date issue or sell any Common Stock or Common Stock Equivalents for a consideration per share of Common Stock (i) less than the Series A Conversion Price, then the Series A Conversion Price shall be appropriately reduced to a price (calculated to the nearest cent) determined by dividing an amount equal to (x) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price, plus (B) the consideration received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding after such issue or sale,
(ii) less than the Series B Conversion Price, then the Series B Conversion Price shall be appropriately reduced to a price (calculated to the nearest cent) determined by dividing an





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amount equal to (x) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series B Conversion Price, plus (B) the consideration received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding after such issue or sale, (iii) less than the Series C Conversion Price, then the Series C Conversion Price shall be appropriately reduced to a price (calculated to the nearest cent) determined by dividing an amount equal to (x) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series C Conversion Price, plus (B) the consideration received by the corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding after such issue or sale and (iv) less than the Series D Conversion Price, then the Series D Conversion Price shall be appropriately reduced to a price (calculated to the nearest cent) determined by dividing an amount equal to (x) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series D Conversion Price, plus (B) the consideration received by the corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding after such issue or sale. No adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as applicable, shall be made in an amount less than $.01 per share, but such lesser adjustment shall be carried forward and





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shall be made at the time that such adjustment together with any future adjustments to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as applicable, shall amount to $.01 per share or more.

                                  (3)      If the number of shares of Common
Stock outstanding at any time after the Filing Date is decreased by a combination (by reverse stock split or otherwise) of the outstanding shares of Common Stock, then, following the record date of such combination, (A) the Series A Conversion Price shall be appropriately increased to an amount equal to the Series A Conversion Price in effect on the record date (or the date of such combination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares outstanding before the combination and, the denominator of which shall be the number of shares outstanding after the combination, (B) the Series B Conversion Price shall be appropriately increased to an amount equal to the Series B Conversion Price in effect on the record date (or the date of such combination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares outstanding before the combination and, the denominator of which shall be the number of shares outstanding after the combination, (C) the Series C Conversion Price shall be appropriately increased to an amount equal to the Series C Conversion Price in effect on the record date (or the date of such combination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares outstanding before the





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combination and, the denominator of which shall be the number of shares outstanding after the combination and (D) the Series D Conversion Price shall be appropriately increased to an amount equal to the Series D Conversion Price in effect on the record date (or the date of such combination if no record date is fixed) times a fraction, the numerator of which shall be the number of shares outstanding before the combination and, the denominator of which shall be the number of shares outstanding after the combination.

                          (iv)    The issuance of certificates for shares of
Common Stock upon conversion of Series Preferred Stock, shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Preferred Stock which is being converted.

                          (v)     The Corporation will at no time close its
transfer books against the transfer of any Series Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Preferred Stock, in any manner which interferes with the timely conversion of such Series Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                          (vi)    As used in this Paragraph 3, the term "Common
Stock" shall mean and include the Corporation's authorized Common Stock, par value





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$.001 per share, as constituted on the Filing Date, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series Preferred Stock shall include only shares designated as Common Stock of the Corporation on the Filing Date, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets to be issued in exchange for such Common Stock pursuant thereto.

                          (vii)    Liquidity Event Adjustments.

                                        (A)     Series A Preferred Stock.  The
Conversion Price of the Series A Preferred Stock shall be subject to adjustment upon the occurrence of a Liquidity Event (as defined below), if the Series A Conversion Value Per Share (as defined below) on the Event Date (as defined below), is less than the Series A Target Value Per Share (as defined below) on the Event Date. In such case, the Conversion Price of the Series A Preferred Stock shall be reduced such that, immediately after giving effect to such reduction, the Series A Conversion Value Per Share equals the Series A Target Value Per Share; provided, however, that the Conversion Price of the Series A Preferred Stock shall not be reduced by more than Maximum Adjustment Amount (as defined below);





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and, provided further, however, that the provisions of this subparagraph
3(vii)(A) shall be applied only to the first Liquidity Event following the Series A Initial Issuance Date (as defined below). No adjustment of the Conversion Price of the Series A Preferred Stock shall be made in an amount less than $.01 per share, but such lesser adjustment shall be carried forward and shall be made at the time that such adjustment together with any adjustments carried forward, shall amount to $.01 per share or more.

                                        (B)     Series B Preferred Stock.  The
Conversion Price of the Series B Preferred Stock shall be subject to adjustment upon the occurrence of a Liquidity Event (as defined below), if the Series B Conversion Value Per Share (as defined below) on the Event Date (as defined below), is less than the Series B Target Value Per Share (as defined below) on the Event Date. In such case, the Conversion Price of the Series B Preferred Stock shall be reduced such that, immediately after giving effect to such reduction, the Series B Conversion Value Per Share equals the Series B Target Value Per Share; provided, however, that the Conversion Price of the Series B Preferred Stock shall not be reduced by more than Maximum Adjustment Amount (as defined below); and, provided further, however, that the provisions of this subparagraph 3(vii)(B) shall be applied only to the first Liquidity Event following the Series B Initial Issuance Date (as defined below). No adjustment of the Conversion Price of the Series B Preferred Stock shall be made in an amount less than $.01 per share, but such lesser adjustment shall be carried forward and





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shall be made at the time that such adjustment together with any adjustments carried forward, shall amount to $.01 per share or more.

         For purposes of this Paragraph 3, the following terms shall have the following meanings:

                                  (1)      Series A Conversion Value Per Share:
the Fair Market Value Per Share (as defined below) of Common Stock multiplied by the number of shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock or Series B Preferred Stock, determined pursuant to subparagraph 3(b)(i).

                                  (2)      Series B Conversion Value Per Share:
the Fair Market Value Per Share (as defined below) of Common Stock multiplied by the number of shares of Common Stock issuable upon the conversion of one share of Series B Preferred Stock, determined pursuant to subparagraph 3(b)(i).

                                  (3)      Event Date: in the case of (a) an
Initial Public Offering (as defined in subparagraph 3(b)(vii)(5) hereof), the later of (x) the date that such Initial Public Offering is declared effective by the Securities and Exchange Commission, and (y) the date on which the Corporation and the lead underwriter establish the public offering price, and
(b) a Sale of the Corporation or Liquidation, the earlier of (x) the date upon which all director, stockholder, court or governmental approvals which are necessary conditions precedent to such transaction have been obtained and (y) the date upon which such transaction is consummated.





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                                  (4)      Fair Market Value Per Share: in the
case of (a) an Initial Public Offering, the public offering price per share of the Corporation's Common Stock (before deducting underwriting compensation and discounts and offering expenses); (b) a Sale of the Corporation, the value of the consideration received by the Corporation and its stockholders in connection with such sale of the Corporation, divided by the number of shares of Common Stock outstanding on the Liquidity Date (assuming the conversion of all of the outstanding Series A Preferred Stock and Series B Preferred Stock); provided, however, that in the event of a Sale of the Corporation accomplished through the transfer of capital stock which results in the transfer of less than all of the Corporation's capital stock, the Fair Market Value Per Share shall equal the value of the consideration received by the Corporation and its stockholders in connection with such sale of the Corporation, divided by the number of shares of the Corporation's capital stock acquired by the transferee; and (c) a Liquidation, the value of all cash, stock and other property available for distribution to the stockholders of the Corporation, divided by the number of shares of Common Stock outstanding (assuming the conversion of all of the convertible securities).

                                  (5)      Liquidity Event: any of (a) a sale
by the Corporation of securities in an underwritten public offering pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended,





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and declared effective by the Securities and Exchange Commission (an "Initial
Public Offering"); (b) a Sale of the Corporation; or (c) a Liquidation.

                                  (6)      Series A Initial Issuance Date:
November 5, 1993, the date that shares of Series A Preferred Stock were first issued by the Corporation.

                                  (7)      Series B Initial Issuance Date:
September 16, 1994, the date that shares of Series B Preferred Stock were first issued by the Corporation.

                                  (8)      Maximum Adjustment: a reduction in
the Conversion Price which results in the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock or Series B Preferred Stock increasing by .16875 shares (subject to adjustment for stock splits, stock dividends, combinations and similar recapitalizations).

                                  (9)      Series A Target Value Per Share: the
amount which would be realized if the holder of a share of Series A Preferred Stock had invested Four Dollars and Fifty Cents ($4.50) on the Series A Initial Issuance Date at a 40% compounded annual rate of return.

                                  (10)     Series B Target Value Per Share: the
amount which would be realized if the holder of a share of Series B Preferred Stock had invested Four Dollars and Fifty Cents ($4.50) on the Series B Initial Issuance Date at a 40% compounded annual rate of return.





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

                          (viii)  Other Distributions.  In the event the
Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise referred to in subparagraph 3(b)(iii), then, in each such case, the holders of the Series Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                          (ix)    Recapitalizations.  In the case of a
recapitalization of the Corporation affecting its outstanding shares of Common Stock, the Series Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock, other securities, or property receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such Series Preferred Stock might have been converted immediately prior to such recapitalization.





                          (x)     Adjustment for Sale of Corporation.  In the
case of a Sale of the Corporation or a proposed reorganization of the Corporation or a proposed reclassification of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Paragraph 3(b)), each share of Series Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series Preferred Stock would have been entitled upon such Sale of the Corporation, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series Preferred Stock. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of the Series Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

                          (xi)    No Impairment.  The Corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series Preferred Stock against impairment.

                          (xii)   No Fractional Shares and Certificates as to
Adjustment.

                                  (1)      No fractional shares shall be issued
upon conversion of the Series Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                  (2)      Upon the occurrence of each
adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as applicable, pursuant to this Paragraph 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustments in accordance with the terms hereof and prepare and furnish to each holder of Series Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment,
(b) the applicable conversion price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series Preferred Stock, as applicable.

                          (xiii) Notices of Record Date.  In the event of any
taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

                          (xiv)   Reservation of Stock Issuable Upon
Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         4.      Automatic Conversion.

                 (a) Immediately upon the closing of the sale of shares of Common Stock in a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of gross proceeds to the Corporation (before deducting underwriting discount and commissions and offering expenses) and reflecting a Corporation Valuation (as defined below) of at least $75,000,000 (a "Qualified Public Offering"), (i) each share of Series A Preferred Stock then outstanding shall automatically be converted into Common Stock at the then effective Series A Conversion Price pursuant to Paragraph 3 hereof, (ii) each share of Series B Preferred Stock then outstanding shall automatically be converted into Common Stock at the then effective Series B Conversion Price pursuant to Paragraph 3 hereof, (iii) each share of Series C Preferred Stock then outstanding shall automatically be converted into Common Stock at the then effective Series C Conversion Price pursuant to Paragraph 3 hereof, and (iv) each share of Series D Preferred Stock then outstanding shall automatically be converted into Common Stock at the then effective Series D Conversion Price, pursuant to Paragraph 3 hereof.

                 The term "Corporation Valuation" means, with respect to any public offering of Common Stock, the amount obtained by multiplying the total number of shares of Common Stock outstanding immediately prior to such public offering (assuming the conversion, exchange or exercise of all securities convertible into, or exchangeable or exercisable for, any shares of Common Stock) multiplied by the per share offering price for such public offering.

                 (b) All holders of record of shares of Series Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series Preferred Stock pursuant to this Paragraph 4. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Series Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Paragraph 4. On the date fixed for conversion, all rights with respect to the share of Series Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such shares of Series Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for the shares of Series Preferred Stock so converted, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and as provided in subparagraph 3(b)(xii) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                 (c) All certificates evidencing shares of Series Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series Preferred Stock accordingly.

         5.      Protective Provisions.

                 (a) So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                          (i)     alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock or otherwise amend this Certificate of Incorporation so as to affect adversely the shares of Series A Preferred Stock; or

                          (ii)    increase the authorized number of shares of
Series A Preferred Stock; or

                          (iii)   create or designate any new class or series
of stock (A) having a preference over, or being on a parity with, the Series A Preferred

Stock with respect to dividends or upon liquidation, (B) having rights similar to any of the rights of the Series A Preferred Stock under Paragraph 3 hereof or (C) convertible into any such class or series of stock; or

                          (iv)    cause the Corporation to be liquidated or
dissolved, either voluntarily or involuntarily; or



                          (v)     do any act or thing which would result in
taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

                          (vi)    Consolidate or merge into or with any other
entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets; or

                          (vii)   purchase or set aside any sums for the
purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

                          (viii) redeem or otherwise acquire any shares of
Series A Preferred Stock pursuant to a purchase offer made pro rata to all holders of the shares of Series A Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Preferred Stock then held by each such holder.

                 (b) So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

                          (i)     alter or change the rights, preferences or
privileges of the shares of Series B Preferred Stock or otherwise amend this Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock; or

                          (ii)    increase the authorized number of shares of
Series B Preferred Stock; or

                          (iii)   create or designate any new class or series
of stock, other than the Series A Preferred Stock, (A) having a preference over, or being on a parity with, the Series B Preferred Stock with respect to dividends or upon liquidation, (B) having rights similar to any of the rights of the Series B Preferred Stock under Paragraph 3 hereof or (C) convertible into any such class or series of stock; or

                          (iv)    redeem or otherwise acquire any shares of
Series B Preferred Stock pursuant to a purchase offer made pro rata to all holders of the shares of Series B Preferred Stock on the basis of the aggregate number of outstanding shares of Series B Preferred Stock then held by each such holder.

                 (c) So long as shares of Series C Preferred Stock (or securities convertible into, or exchangeable or exercisable for, shares of Series C Preferred Stock ("Series C Equivalents")) are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (assuming conversion exchange or exercise of all Series C Equivalents):

                          (i)     alter or change the rights, preference or
privileges of the shares of Series C Preferred Stock or otherwise amend this Certificate of Incorporation so as to affect adversely the shares of Series C Preferred Stock; or

                          (ii)    increase the authorized number of shares of
Series C Preferred Stock; or

                          (iii)   create or designate, or authorize the
issuance of, any new class or series of stock (A) ranking senior or having a preference over, or being on a parity with, the Series C Preferred Stock with respect to dividends or upon liquidation, (B) having rights similar to any rights of the Series C

Preferred Stock under Paragraph 3 hereof or Paragraph 6 hereof, or (C) convertible into any such class or series of stock.

                 (d) So long as shares of Series D Preferred Stock(or securities convertible into, or exchangeable or exercisable for, Series D Preferred Stock ("Series D Equivalents")) are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock (assuming conversion, exchange or exercise of all Series D Equivalents):

                          (i)     alter or change the rights, preference or
privileges of the shares of Series D Preferred Stock or otherwise amend this Certificate of Incorporation so as to affect adversely the shares of Series D Preferred Stock; or

                          (ii)    increase the authorized number of shares of
Series D Preferred Stock; or

                          (iii)   create or designate, or authorize the
issuance of, any new class or series of stock (A) ranking senior or having a preference over, or being on a parity with, the Series D Preferred Stock with respect to dividends or upon liquidation, (b) having rights similar to any rights of the Series D Preferred Stock under Paragraph 3 hereof or Paragraph 6 hereof or (C) convertible into any such class or series of stock.

                 (e) In the event the Corporation should at any time, or from time to time, after the Filing Date issue or sell any shares of Series A Preferred Stock or Series B Preferred Stock for a consideration per share less than Four Dollars and Fifty Cents ($4.50) (a "Subsequent Offering"), (i) each holder of Series A Preferred Stock shall, upon the consummation of such Subsequent Offering, be entitled to receive, without charge, and the Corporation shall issue to each holder of Series A Preferred Stock, a number of additional shares of Series A Preferred Stock (rounded to the nearest whole number of shares of Series A Preferred Stock) such that, after receipt of such additional shares of Series A Preferred Stock, such holder will hold an aggregate number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock that such holder would have received if such holder had invested in the Subsequent Offering an amount equal to Four Dollars and Fifty Cents ($4.50) multiplied by the number of shares of Series A Preferred Stock held by such holder immediately prior to consummation of the Subsequent Offering, and (ii) each holder of Series B Preferred Stock shall, upon the consummation of such Subsequent Offering, be entitled to receive, without charge, and the Corporation shall issue to each holder of Series B Preferred Stock, a number of additional shares of Series B Preferred Stock (rounded to the nearest whole number of shares of Series B Preferred Stock) such that, after receipt of such additional shares of Series B Preferred Stock, such holder will hold an aggregate number of shares of Series B Preferred Stock equal to the number of shares of Series

B Preferred Stock that such holder would have received if such holder had invested in the Subsequent Offering an amount equal to Four Dollars and Fifty Cents ($4.50) multiplied by the number of shares of Series B Preferred Stock held by such holder immediately prior to consummation of the Subsequent Offering; provided, that upon the issuance of any such additional shares of Series Preferred Stock pursuant to this Paragraph 5(e) of this FOURTH Amended and Restated Certificate of Incorporation shall, without any further action required by the Board of Directors or stockholders of the Corporation, be amended as follows: the "Four Dollars and Fifty Cents ($4.50)" amount set forth with respect to shares of Series A Preferred Stock and Series B Preferred Stock in Article Fourth, Paragraphs 2(a), 3(b)(i) and 3(b)(vii) and this Paragraph 5(b) shall be reduced to the amount of consideration per share of Series Preferred Stock for which shares of Series Preferred Stock are sold in the Subsequent Offering.

         6.      General Voting Rights.

                 (a) Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Except as required by law or as otherwise set forth in Paragraph 5 or 6 hereof, the holders of shares of Series Preferred Stock and Common Stock shall vote together and not as separate classes. Until a Qualified Public Offering, the holders of the Common Stock along with the holders of Series B Preferred Stock shall together vote as a class to elect the members of the Board of Directors (the "Common Directors"), other than the Series A Directors and Designated Series C Directors (each as defined below).

                 (b) Series A Preferred Stock. The holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Paragraph 3 hereof at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; provided, however, that the holders of Series A Preferred Stock shall not be entitled to vote on any matter relating to the election of the Common Directors and the Designated Series C Directors. Until a Qualified Public Offering, the holders of the Series A Preferred Stock shall be entitled to vote as a class to elect two persons to the Corporation's Board of Directors (the "Series A Directors").

                 At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the Series A Directors. A vacancy in any directorship held by a Series A Director shall be filled only by vote or written consent of the holders of the Series A Preferred Stock. Series A Directors may be removed only by vote or written consent of the holders of the Series A Preferred Stock.

                 (c) Series B Preferred Stock. The holder of each share of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock could be converted, pursuant to the provisions of Paragraph 3 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; provided, however, that the holders of Series B Preferred Stock shall not be entitled to vote on any matter relating to the election of the Series A Directors and the Designated Series C Directors.

                 (d) Series C Preferred Stock. The holder of each share of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series C Preferred Stock could be converted, pursuant to the provisions of Paragraph 3 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; provided, however, that the holders of Series C Preferred Stock shall not be entitled to vote on any matters relating to (i) the election of the Series A Directors and (ii) prior to a Termination

Event, the election of the Common Directors. Until a Qualified Public Offering, the holders of Series C Preferred Stock together with the holders of Series D Preferred Stock shall be entitled to vote as a class to elect the Designated Series C Directors in accordance with Paragraph 6(f) hereof.

                 (e) Series D Preferred Stock. The holder of each share of Series D Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series D Preferred Stock could be converted, pursuant to the provisions of Paragraph 3 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Until a Qualified Public Offering, the holders of Series D Preferred Stock together with the holders of Series C Preferred Stock shall be entitled to vote as a class to elect the Designated Series C Directors in accordance with Paragraph 6(f) hereof; provided, however, that the holders of the Series D Preferred Stock shall not be entitled to vote on any matters relating to (i) the election of the Series A Directors and (ii) prior to a Termination Event, the election of the Common Directors.

                 (f)      Designated Series C Directors.

                          (i)     Prior to a Qualified Public Offering, the
holders of Series C Preferred Stock and Series D Preferred Stock shall be entitled to vote as a class to elect (A) two persons to the Corporation's Board of Directors so long as GSCP together with all partnerships, corporations, trusts or other organizations which are controlled by, control or are under common control with GSCP or one or more of the then current, former or future partners of GSCP (collectively, the "GS Parties"), together with any Exempt Transferees (as defined below), have not sold or otherwise transferred to one or more third parties (other than pursuant to any Exempt Transfers (as defined below)) an amount of shares of Series C Preferred Stock and/or Series D Preferred Stock (and/or Common Stock issued upon conversion thereof) equal to or greater than 50% of the Original Shares (as defined below), (B) one person to the Corporation's Board of Directors from and after such time as the GS Parties, together with any Exempt Transferees, have sold or otherwise transferred to one or more third parties (other than pursuant to any Exempt Transfers) an amount of shares of Series C Preferred Stock and/or Series D Preferred Stock (and/or Common Stock issued upon conversion thereof) equal to or greater than 50% of the Original Shares. Each person elected to be a director by the holders of Series C Preferred Stock and Series D Preferred Stock, pursuant to this paragraph, shall be referred to as a "Designated Series C Director".

                          (ii)    The holders of Series C Preferred Stock and
Series D Preferred Stock shall vote together as a class together with Series A Preferred Stock, Series B Preferred Stock and Common Stock to elect all members of the Board of Directors (except, prior to a Qualified Public Offering, the Series A Directors) from and after such time as the GS Parties, together with any Exempt

Transferees, beneficially own less than 10% of the outstanding Common Stock of the Corporation (assuming conversion, exercise and exchange of all Common Stock Equivalents) (other than pursuant to the issuance of additional shares of Common Stock or Common Stock Equivalents by the Corporation other than in connection with the private placement of the Series C Preferred Stock and the exercise of the Warrants) (a "Termination Event").

                          (iii) The term "Original Shares" means the aggregate
number of shares of Preferred Stock purchased by the GS Parties in connection with the private placement of the Series C Securities together with any shares of Preferred Stock issued upon exercise of Preferred Stock Warrants (as adjusted for stock splits, stock dividends, recapitalizations and similar events). The term "Exempt Transfer" means a sale or transfer to a Non-Competitor in a single transaction, or a series of related transactions, of
(A) an amount of shares of Series C Preferred Stock and/or Series D Preferred Stock (and/or Common Stock issued upon conversion thereof) equal to 50% or more of the Original Shares or (B) all of the capital stock (and securities convertible into, or exercisable or exchangeable, for capital stock) of the Corporation held by the GS Parties. The term "Non-Competitor" means any person that is not a direct competitor of the Corporation in the United States in the business of commercializing breast cancer detection technology (other than current technologies (or any variation thereof) utilized for such detection). The term "Exempt Transferee" means any transferee pursuant to an Exempt Transfer. For purposes of the calculations under this Paragraph 6(f), shares of Common Stock obtained upon conversion of shares of Preferred Stock which are sold or transferred shall be treated as the sale or transfer of the amount of shares of Preferred Stock converted in respect thereof.

                 (iv) At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series C Preferred Stock and Series D Preferred Stock then outstanding shall constitute a quorum for the election of the Designated Series C Directors. For so long as the GS Parties own a majority of the then outstanding shares of Series C Preferred Stock and/or Series D Preferred Stock, a vacancy in any directorship held or permitted to be held by a Designated Series C Director may be filled by (i) the vote of the remaining Designated Series C Director, if any, or (ii) by a majority of the then outstanding shares of Series C Preferred Stock and/or Series D Preferred Stock. Subject to Paragraph 6(f)(i) hereof, at all other times, a vacancy in any directorship held or permitted to be held by a Designated Series C Director shall be filled only by vote or written consent of the holders of the Series C Preferred Stock and Series D Preferred Stock. Designated Series C Directors may be removed only by vote or written consent of the holders of the Series C Preferred Stock and Series D Preferred Stock.

         7.      Notices.

                 Any notice required by these provisions to be given to the holders of shares of Series Preferred Stock shall be deemed given if sent by U.S. certified mail, return receipt requested and postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. The date of any such notice shall be deemed to be the date on which it is sent.

         FIFTH. The Board of Directors is authorized, subject to limitations prescribed by law and provisions of Article FOURTH, to provide for the issuance of additional shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                 The authority of the Board with respect to each series shall include but not be limited to, determination of the following:

                 (a) The number of shares constituting that series and the distinctive designation of that series;

                 (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividend on shares of that series;

                 (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, which amount may vary under different conditions and at different redemption dates;

                 (f) Whether that series shall have a sinking fund for the redemption or purchase shares of that series, and, if so the terms and amount of such sinking fund;

                 (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (h) Any other relative rights, preferences and limitations of that series.


             SIXTH.       Election of directors need not be by written ballot.

             SEVENTH.     The Board of Directors is authorized to adopt, amend,
or repeal By-Laws of the Corporation.

             EIGHTH.      Any person who was or is a party or is threatened to
be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

             NINTH.       No director of the Corporation shall be liable to the
Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes the prior sentence, the term "damages shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

             TENTH.       Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         IN WITNESS WHEREOF, I have made, signed, and sealed this Fourth Amended and Restated Certificate of Incorporation this 3rd day of March, 1995.




ATTEST:                                     BIOFIELD CORP.

By: /s/ Michael R. Gavenchak                By: /s/ D. Carl Long
    ------------------------                   -----------------------
    Michael Gavenchak                          D. Carl Long
    Secretary                                  Chief Executive Officer

                          CERTIFICATE OF AMENDMENT

                                     OF

                         FOURTH AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                               BIOFIELD CORP.


     Biofield Corp., a Delaware corporation (the "Corporation") does hereby certify that, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the following amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation were duly adopted and approved by all of the directors of the Corporation by duly executed unanimous written consent dated as of April 24, 1995, and by the holders of a majority of each class of stock of the Corporation entitled to vote thereon by a majority written consent dated as of April 24, 1995:

          (a) The FOURTH article of the Fourth Amended and Restated Certificate of Incorporation shall be amended to read as follows:

     FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is thirty-seven million three hundred thousand (37,300,000) shares, par value of $.001 per share, consisting of twenty-five million ($25,000,000) shares of Common Stock, par value $.001 per share; and twelve million three hundred thousand (12,300,000) shares of Preferred Stock, par value, $.001 per share. Such Preferred Stock shall consist of two million three hundred fifty thousand (2,350,000) shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"); five hundred thousand (500,000) shares of Series B Convertible

Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"); four million four hundred fifty thousand (4,450,000) shares of Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"); three million (3,000,000) shares of Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock"); and two million (2,000,000) shares of such Preferred Stock, par value $.001 per share, as may be established by the Board of Directors pursuant to Article FIFTH hereof, subject to the protective provisions of Paragraph 5 of Article FOURTH hereof. (The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are hereinafter collectively referred to as the "Series Preferred Stock"); and

          (b) paragraph 3(b)(iii)(i)A of the Fourth Amended and Restated Certificate of Incorporation shall be amended to read as follows:

     (A) those warrants (including up to 172,226 shares of Common Stock issuable upon exercise of such warrants) issued or issuable to Musket Research Associates, Inc., or other selected dealers, in connection with the sale of the Series C Securities (as defined below).

                                              BIOFIELD CORP.




                                              By: /s/ D. Carl Long
                                                 ----------------------------
                                                 D. Carl Long
                                                 Chief Executive Officer

                          CERTIFICATE OF AMENDMENT

                                     OF

                         FOURTH AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                               BIOFIELD CORP.

         Biofield Corp., a Delaware corporation (the "Corporation") does hereby certify that, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the following amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation were duly adopted and approved by all of the directors of the Corporation by duly executed unanimous written consent dated as of December 1, 1995, and by the holders of a majority of each class of stock of the Corporation entitled to vote thereon by a majority written consent dated as of December 1, 1995:

     (a) the definition of "Employee Shares" set forth in paragraph 3(b)(iii) of the Fourth Amended and Restated Certificate of Incorporation shall be amended to read as follows:

     As used in this Subsection, "Employee Shares" shall mean up to 3,500,000 shares of Common Stock issued or issuable to employees, officers, directors and consultants of the Corporation pursuant to stock purchase or stock option plans or arrangements, or both, approved by the Board of Directors;

                                         BIOFIELD CORP.





                                         By: /s/ Kenneth W. Anstey
                                            ----------------------------
                                            Kenneth W. Anstey
                                            Chief Executive Officer and
                                            President

                           CERTIFICATE OF AMENDMENT

                                      OF

                         FOURTH AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                BIOFIELD CORP.


         Biofield Corp., a Delaware corporation (the "Corporation") does hereby certify that, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the following amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation were duly adopted and approved by all of the directors of the Corporation at a duly convened meeting held on January 29, 1996 and by the holders of a majority of each class of stock of the Corporation entitled to vote thereon by a majority written consent dated as of February 16, 1996:

         Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation is amended by adding the following new sentence to the end of Article FOURTH:

         Upon the filing in the office of the Secretary of State of

Delaware of this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, each 2.04 shares of Common Stock of the Corporation issued and outstanding as of the date of this amendment shall thereby and thereupon be combined into one share of validly issued, fully paid, and nonassessable share of Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of this amendment.

                                        BIOFIELD CORP.


                                        By: /s/ Kenneth W. Anstey
                                           -------------------------------------
                                             Kenneth W. Anstey
                                             President & CEO